                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our  reports  dated July 20,  2005,  relating  to the financial  statements and financial  highlights which appear in the May 31, 2005
Annual Reports to  Shareholders  of the Tax-Free  Money Market Fund,  High-Yield
Municipal Fund,  Florida  Municipal Bond Fund,  Arizona Municipal Bond Fund, and
Tax-Free  Bond  Fund,  which  are  also   incorporated  by  reference  into  the
Registration  Statement.  We also  consent  to the  references  to us under  the headings  "Performance  Information  of Other  Class",  "Independent  Registered
Public  Accounting  Firm"  and  "Financial   Statements"  in  such  Registration
Statement.

/s/ PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP

Kansas City, Missouri
July 25, 2005